SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 17, 2009
DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction) of incorporation)	0-5423 (Commission file number)	59-1277135 (I.R.S. employer identification no.)
11770 U.S. Highway One, Suite 101
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)
(561) 627-7171
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02 Results of Operations and Financial Condition.
On February 17, 2009, Dycom Industries, Inc. (the “Company”) issued a press release reporting its preliminary results for the second quarter of fiscal 2009 and announcing that the Company expects to discontinue providing detailed guidance of revenue and earnings expectations when it announces its results for the second quarter of fiscal 2009. As described in the press release, the Company will host a conference call for investors to discuss its financial results for the three months ended January 24, 2009 on February 17, 2009.
A copy of the press release is furnished as Exhibit 99.1 to report on Form 8-K and is incorporated in this Item 2.02 by reference. The information in the release shall not be deemed “filed” for purposes for Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 2.06 Material Impairments
On February 17, 2009, the Company issued a press release reporting its preliminary results for the second quarter of fiscal 2009. In the release the Company stated that it expected to incur a non-cash goodwill impairment charge for the quarter. This charge results from an interim test for impairment prompted by a sustained reduction in the Company’s market capitalization compared to the book value of shareholders’ equity. The interim testing included a reassessment of a number of valuation assumptions, including customer spending in the current economic environment. The Company is in the process of completing its impairment analysis and the charge is expected to be between $85 and $105 million on a pre-tax basis. This range is based on management’s best estimates at this time and the actual charge will be determined upon completion of its impairment analysis. This charge will not affect the Company's operating cash flow.
Item 7.01 Regulation FD Disclosure
On February 17, 2009, the Company issued a press release reporting its preliminary results for the second quarter of fiscal 2009. As described in the press release and announcing that the Company expects to discontinue providing detailed guidance of revenue and earnings expectations when it announces its results for the second quarter of fiscal 2009. As described in the press release, the Company will host a conference call for investors to discuss its financial results for the three months ended January 24, 2009 on February 17, 2009.
A copy of the press release is furnished as Exhibit 99.1 to report on Form 8-K and is incorporated in this Item 7.01 by reference. The information in the release shall not be deemed “filed” for purposes for Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit 99.1	Press release dated February 17, 2009 by Dycom Industries, Inc. furnished herewith.
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues, goodwill impairment and earnings per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in the Company’s other filings with the Securities and Exchange Commission. These filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. The Company does not undertake to update forward looking statements except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: February 17, 2009

By:	/s/ H. Andrew DeFerrari
	Name:	H. Andrew DeFerrari
	Title:	Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press release dated February 17, 2009 by Dycom Industries, Inc. furnished herewith.

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